Exhibit 99.1

NEWS RELEASE

Medgenics Announces Public Offering of Common Stock

PHILADELPHIA, PA (November 24, 2014) - Medgenics, Inc. (NYSE MKT: MDGN) today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. As part of this proposed offering, Medgenics intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered to the public. Medgenics has developed a proprietary ex vivo gene therapy platform for the sustained production and delivery of therapeutic proteins and peptides using a patient’s own tissue. The company focuses on rare and orphan diseases.

Piper Jaffray & Co. is acting as sole book-running manager for the proposed offering.

All of the shares to be sold in the proposed offering are being sold by Medgenics. Net proceeds will be used for the following purposes: (i) clinical development of TARGTEPO™ for three renal anemia and two hematological indications, (ii) clinical development of TARGTGLP-2™ for short bowel syndrome (iii) research and development activities with Children’s Hospital of Philadelphia under the recently announced collaboration agreement, (iv) advancement of additional preclinical programs, and (v) general corporate purposes.

A shelf registration statement relating to the shares of common stock described above has been previously filed with and declared effective by the U.S. Securities and Exchange Commission (SEC). This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

This offering is being made by means of a prospectus supplement and related prospectus. A preliminary prospectus supplement relating to the offering will be filed with the SEC and will be available on its website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained from Piper Jaffray & Co. by mail at 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, Attention: Prospectus Department, by telephone at (800) 747-3924 or by e-mail at prospectus@pjc.com.

About Medgenics, Inc.

Medgenics is developing TARGT™ (Transduced Autologous Restorative Gene Therapy), a proprietary ex vivo gene therapy platform for the sustained production and delivery of therapeutic proteins and peptides using a patient’s own tissue, for the treatment of rare and orphan diseases. For more information, visit the Company’s website at www.medgenics.com.

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company's financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations. The Company intends that such forward-looking statements be subject to the safe harbors created by such laws. Forward-looking statements are sometimes identified by their use of the terms and phrases such as "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning, "expect," "believe," "will," "will likely," "should," "could," "would," "may" or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.

Contacts:

Medgenics, Inc.
John Leaman
john.leaman@medgenics.com

Brian Piper

240-899-5554

Brian.piper@medgenics.com

Stern Investor Relations

Beth DelGiacco

212-362-1200

Beth@sternir.com